THIS AMENDED AND RESTATED SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES, OR DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

Fort Worth, Texas
November 5, 2005

LOCAL TELECOM SYSTEMS, INC.
AMENDED AND RESTATED SECURED PROMISSORY NOTE

Local Telecom Systems, Inc., a Nevada Company (the "Company"), for value received, hereby promises to pay to Bergstrom Investment Management, LLC, a Delaware limited liability company, (the "Holder"), located at 714 Rogers Avenue, Kenilworth, Illinois 60043 (the "Holder"), the principal amount of Three Hundred Twenty-Five Thousand Nine Hundred Twenty-One and 63/100 Dollars ($325,921.63) (the "Issue Price"), together with interest on the unpaid amount thereof in accordance with the terms hereof, from the date hereof until paid or converted in accordance with the terms hereof.

1. Terms of the Promissory Note (the "Note").

1.1 Interest Rate. The rate of interest hereunder ("Interest Rate") shall be fifteen percent (15%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed.

1.2 Payment. The Issue Price plus all accrued but previously unpaid interest thereon shall become due and payable on the earliest of (i) December 5, 2005 (the "Maturity Date"), (ii) immediately prior to the closing of the acquisition of a majority of stock of the Company by another entity by means of a transaction or a series of related transactions, (iii) the closing of a financing by the Company which results in at least $500,000 in net proceeds to the Company or (iv) the closing of the sale of all or substantially all of the assets of the Company, unless the Company stockholders of record prior to such acquisition or sale set forth in (ii) and (iv) above shall hold at least fifty percent (50%) of the voting power of the acquiring or surviving entity immediately after such acquisition or sale ("Due Date"). Payment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Company in writing, in lawful money of the United States of America.

1.3 Prepayment. The Company may elect to repay this Note with no premium or penalty.

1.4 Default Interest. From and after the Due Date, the Company shall pay interest on the unpaid principal balance of this Note at eighteen percent (18%) per annum.

1.5 Events of Default. If any of the events specified in this Section 2 shall occur (herein individually referred to as an "Event of Default"), then the Holder may declare the entire principal and all accrued and unpaid interest hereon immediately due and payable, by notice in writing to the Company:

(a) Default in the payment of any principal or interest on this Note when due and payable; or

(b) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official for the Company, or for any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

(c) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay or any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

The Company waives any and all notices in connection with this Note, including but not limited to notice of intent to accelerate, notice of acceleration, and notice of nonpayment.

1.6. Security. The indebtedness evidenced by this Note shall be secured by a pledge of the following collateral:

1. Shares representing 51% of the outstanding shares of LTSI common stock, par value $0.0167 per share, registered in the names of Concord Creek Corp and Corriente Rope Company, Inc.; and

2. 400,000 shares of RG America, Inc., common stock registered in the name of Rea Brothers, Ltd.

2. Priority. The indebtedness evidenced by this Note shall be senior in right of payment to any prior payment of the Company's existing Indebtedness, as hereinafter defined.

2.1 Indebtedness. As used in this Note, the term "Indebtedness" shall mean the principal of and accrued and unpaid interest on all indebtedness of the Company to banks, insurance companies, other financial institutions or other lenders, which is for money borrowed by the Company.

2.2 Default on Indebtedness. If there should occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, or if this Note shall be declared due and payable upon the occurrence of an Event of Default with respect to any Indebtedness, then no amount shall be paid by the Company in respect of the principal of or interest of its Indebtedness at the time outstanding, unless and until the principal of and interest on the Note then outstanding shall be paid in full. If there occurs an event of default that has been declared in writing with respect to any Indebtedness, or in the instrument under which any Indebtedness is outstanding, permitting the holder of such Indebtedness to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within three (3) months after the happening of such event of default, the maturity of such Indebtedness shall not have been accelerated.

3. Miscellaneous.

3.1 Transfer of Note. This Note shall not be transferable or assignable in any manner, except to affiliates of Holder, and no interest shall be pledged or otherwise encumbered by the Holder without the express written consent of the Company, and any such attempted disposition of this Note or any portion hereof shall be of no force or effect.

3.2 Titles and Subtitles. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

3.3 Notices. Any notice required or permitted under this Note shall be deemed delivered if in writing and delivered personally or three (3) days after being sent by certified mail, return receipt requested, to the Holder. For purposes hereof, the address of the Holder shall be Bergstrom Investment Management, a Delaware limited liability company, (the "Holder"), located at 714 Rogers Ave., Kenilworth, Illinois 60043 and the address for the Company shall be 7738 Forest Lane, #102, Dallas, Texas 75230, Attention: President. The Company and the Holder may each change their respective address effective ten (10) days following notice of such change provided in accordance with this Section 3.3.

3.4 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

3.5 Amendments and Waivers. This Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 3.5 shall be binding upon the Holder of this Note, each future holder of all such securities and the Company. By its signature below, the Holder hereby waives any and all defaults and events of default under the 250K Note (as defined below), the 46K Note (as defined below), and any document or

instrument securing the indebtedness and obligations thereunder that occurred prior to the date hereof.

3.6 Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7 Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to its conflicts of laws principles.

3.8 Usury. It is the intention of the parties hereto to conform strictly to applicable usury laws as in effect from time to time during the term of this Note. Accordingly, if any transaction or transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable), then, in that event, notwithstanding anything to the contrary in this Note, it is agreed as follows: (i) the provisions of this paragraph shall govern and control; (ii) the aggregate of all interest under applicable laws that is contracted for, charged or received under this Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be promptly credited to the Holder by the Company (or, if such consideration shall have been paid in full, such excess shall be promptly refunded to the Holder by the Company) (iii) neither the Company nor any other person or entity now or hereafter liable in connection with this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum interest permitted by the applicable usury laws; and (iv) the effective rate of interest shall be ipso facto reduced to the maximum lawful interest rate.

3.9 This Note is the "Note" referred to in that certain Stock Pledge Agreement, dated as of May 5, 2005, among Corriente Rope Company, Concrod Creek Corp., and Holder, and all references to the "Note" therein are hereby deemed to be references to this Note. This Note is also the "Note" referred to in that certain Stock Pledge Agreement, dated as of May 5, 2005, between REA Brothers, Ltd., and Holder, and all references to the "Note" therein are hereby deemed to be references to this Note.

3.10 This Note amends, restates, modifies, and replaces, but does not extinguish the indebtedness evidenced by each of the following:

(a) that certain Promissory Note dated as of May 5, 2005, in the original principal amount of $250,000, executed by the Company and payable to the Holder (the "250K Note"); and

(b) that certain Promissory Note dated as of May 5, 2005, in the original principal amount of $46,000, executed by the Company and payable to the Holder (the "46K Note").

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Date: November 5, 2005

LOCAL TELECOM SYSTEMS, INC.,
a Nevada Company

By: William R. Miertschin
Name: William R. Miertschin
Title: Chief Executive Officer

Accepted and Acknowledged:

BERGSTROM INVESTMENT MANAGEMENT, LLC,
a Delaware limited liability company

By: Holley A. Bergstrom
Name: HELLEY A. BERGSTROM
Title: PRESIDENT